UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2005

EMPIRE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 N. Green Valley, Suite 200, Henderson, NV		89074
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (702) 990-3355

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 12, 2005, Empire Resorts, Inc. (the “Company”) entered into an amendment (the “Amendment”) to that certain Loan Agreement, dated as of January 11, 2005, among the Company, the guarantors listed on the signature page thereto and Bank of Scotland (the “Loan Agreement”).

The copy of the Amendment that was filed by the Company on December 13, 2005 as Exhibit 10.1 to a Form 8-K did not fully reflect the intent of the parties. The Company is filing a corrected copy of the Amendment as Exhibit 10.1 to this Form 8-K/A. The Form 8-K filed by the Company on December 13, 2005 which attached the Amendment stated that the Amendment, among other things, increased the permissible capital expenditures of the Company in 2005 from $100,000 to $350,000. The Amendment increased the permissible capital expenditures of the Company to $350,000 in each of 2005, 2006 and 2007.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.	Exhibits

10.1

Restated Amendment No. 2 to Loan Agreement, dated January 11, 2005 by and among Empire Resorts, Inc., the guarantors listed on the signature page thereto and Bank of Scotland, dated as of November 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE RESORTS, INC.

Dated: December 15, 2005	By:	/s/ Ronald J. Radcliffe
Name: Ronald J. Radcliffe
Title: Chief Financial Officer